Exhibit 99

REGIS CORPORATION:

 Mark Fosland – Vice President, Finance

 (952) 806-1707

For Immediate Release

REGIS TO MERGE BEAUTY SCHOOLS INTO EMPIRE EDUCATION GROUP

-Regis to Own 49 Percent Stake in New Company-

MINNEAPOLIS, April 19, 2007 — Regis Corporation (NYSE:RGS), the global leader in the $150 billion hair care industry, announced today that it has entered into an agreement to merge its 51 accredited cosmetology schools into Empire Education Group, creating the largest beauty school operator in North America. This transaction leverages Empire Education Group’s management expertise, while enabling Regis Corporation to maintain a vested interest in the beauty school industry.  The transaction is expected to close on July 1, 2007 and is subject to various regulatory and accreditation approvals.

Upon completion of the transaction, Regis Corporation will own a 49 percent minority interest in Empire Education Group. The consolidated new Empire Education Group will own 88 accredited cosmetology schools with revenues of approximately $130 million annually and will be overseen by the current Empire management team.

The Empire Education Group currently operates 37 cosmetology schools with annual revenues of $63 million.  Empire Beauty Schools, led by Franklin K. Schoeneman, chairman and CEO, and Mike Bouman, president and chief operating officer, has provided education to students seeking careers in cosmetology for more than 70 years.  Empire has developed operating and administrative systems and a technology platform, which allows it to manage their 37 schools centrally through its Pottsville, Pa headquarters.

“We entered the beauty school business almost three years ago with the belief that it would be highly profitable and we still believe that today,” commented Paul D. Finkelstein, chairman and chief executive officer of Regis Corporation.  “In order to maximize the enormous potential of the beauty school division, it would be necessary for Regis to invest heavily in information technology platforms and management.  Merging with Empire is by far the best and fastest way for us to achieve our goals.  We are highly confident that Empire’s management team will operate the beauty schools at the highest level.  Regis will be able to add significant value to the venture with our strong education and marketing programs coupled with the ancillary benefits that the Vidal Sassoon Academies (which are not part of this transaction) and Horst Rechelbacher (the founder of Aveda and a beauty industry icon) will provide.  In addition, we will have double the number of qualified graduates who will have placement opportunities at our Regis operated salons.”

Regis Corporation will record an estimated $20 to $25 million pre-tax non-cash charge as a result of the transaction.  “We expect the integration of the Regis schools into Empire Education Group to take several months and there will be significant integration costs, which will result in the transaction reducing earnings by approximately $0.05 per diluted share in fiscal year 2008,” commented Mr. Finkelstein.  “Once the integration is complete, we will share in significant synergies and operating improvements.  Long-term, this transaction should be very accretive and our expectations will be to add significantly more shareholder value than the impairment charge.”

In conclusion, Mr. Finkelstein stated, “Turning over the management of the beauty school business to the industry’s premier management team led by Frank Schoeneman is the optimal way to grow the segment and drive shareholder value and will allow Regis management to continue to focus on energizing our core salon business.  We will provide further detail of this transaction on our third quarter earnings conference call scheduled for April 25, 2007 at 10:00 a.m. Central Time.”

About Regis Corporation

Regis Corporation (NYSE:RGS) is the beauty industry’s global leader in salons, hair restoration centers and education. As of December 31, 2006, the company owned or franchised 11,713 worldwide locations; which included 11,570 beauty salons, 88 hair restoration centers and 55 beauty schools operating under concepts such as Supercuts, Jean Louis David, Vidal Sassoon, Regis Salons, MasterCuts, Trade Secret, SmartStyle, Cost Cutters and Hair Club for Men and Women. These and other concepts are located in the US and in ten other countries throughout North America and Europe. For additional information about the company, including management’s current financial outlook and a reconciliation of non-GAAP financial information, please visit the Investor Information section of the corporate website at www.regiscorp.com. To join Regis Corporation’s email alert list, click on this link:

http://www.b2i.us/irpass.asp?BzID=913&to=ea&Nav=1&S=0&L=1

About Empire Education Group

With a heritage of more than 70 years of quality cosmetology education, Empire Education Group, headquartered in Pottsville, PA, is one of the largest providers of beauty and cosmetology education in North America with 37 accredited cosmetology schools in 9 states. Using the exclusive Certified Learning in Cosmetology (CLiC) education curriculum, the company prepares students for successful careers in cosmetology (hair care, skin care, nail care and massage), an industry that needs more salon professionals than can be supplied to fill job openings. That means our graduates can fulfill their career goals with increased earning potential and the ability to work flexible hours. For more information, call 1-877-313-2066 and visit www.empire.edu.

This press release contains “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this document reflect management’s best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, “may,” “believe,” “project,” “forecast,” “expect,” “estimate,” “anticipate” and “plan.” In addition, the following factors could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include competition within the personal hair care industry, which remains strong, both domestically and internationally, and price sensitivity; changes in economic condition; changes in consumer tastes and fashion trends; labor and benefit costs; legal claims; risk inherent to international development (including currency fluctuations); the continued ability of the Company and its franchisees to obtain suitable locations for new salon development; governmental initiatives such as minimum wage rates, taxes and possible franchise legislation; the ability of the Company to successfully identify, acquire and integrate salons and beauty schools that support its growth objectives; the ability of the company to maintain satisfactory relationships with suppliers; or other factors not listed above. The ability of the Company to meet its expected revenue growth is dependent on salon and beauty school acquisitions, new salon construction and same-store sales increases, all of which are affected by many of the aforementioned risks. Additional information concerning potential factors that could affect future financial results is set forth in the Company’s Annual Report on Form 10-K for the year ended June 30, 2006. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

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